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                                                                  EXHIBIT 10(34)

As of April 1, 1998


Mr. J. Terrence Lanni
Chairman and Chief Executive Officer
MGM Grand, Inc.
3799 Las Vegas Boulevard South
Las Vegas, NV 89109

Dear Terry:

This letter will amend the agreement between you and MGM Grand, Inc. ("MGMG") dated April 13, 1995 (the "Agreement").

1.   The Agreement shall terminate on April 1, 2000.

2. Paragraph 7 of the Agreement is hereby deleted. This amendment is intended to memorialize our agreement that both you and MGMG have waived your option to terminate the Agreement on thirty (30) days notice.

3. Paragraph 3(B) of the Agreement is hereby amended to change the vesting schedule on the stock options granted to you under the Agreement to provide that all unvested stock options will vest on April 1, 1999, assuming you are employed by MGMG on that date, provided however, that if you are terminated prior to April 2, 1999 without cause or terminate the Agreement with cause, all such options shall vest immediately.

4. Paragraph 8A of the Agreement is hereby modified to provide that the Number of Months Base Compensation (payout period) shall be the period from the date of termination through and including March 31, 2000.

5. You agree that if for any reason your employment is terminated prior to April 1, 2000, you will not, from the date of termination, through April 1, 2000 (the "Restricted Period"), engage in any activities which are in competition with the business or reasonably anticipated business of MGMG. While you could own under 5% of the stock of any publicly held company which is in competition with MGMG without violating this Section 3, you could not, during the Restricted Period, serve as an officer of director of, consultant to, or otherwise have any active involvement in the operations of any person or entity which is in competition with MGMG's business or reasonably anticipated business. Because of the unique nature of your services, MGMG will be entitled to injunctive relief to enforce this Section 5.
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Mr. J. Terrence Lanni
As of April 1, 1998
Page 2


6. Except as expressly modified by this letter, the Agreement is hereby reaffirmed.

Sincerely,

MGM GRAND, INC.


By: /s/ Scott Langsner
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AGREED TO AND ACKNOWLEDGED:


/s/ J. Terrence Lanni
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J. Terrence Lanni

Dated: 4/1/98
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